SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 18, 2010

000-24478 (Commission File No.)	38-3073622 (IRS Employer Identification No.)
DEARBORN BANCORP, INC.
(Exact name of registrant as specified in its charter)
1360 Porter Street, Dearborn, MI
(Address of Principal Executive Offices)
48124
(Zip Code)
(313) 565-5700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to the Articlea of Incorporation
On May 18, 2010, at the Annual Meeting of Shareholders, the Shareholders of Dearborn Bancorp, Inc. approved an amendment to increase the number of authorized shares of common stock from 20,000,000 shares to 100,000,000 shares. The voting results were as follows:

Total For	Total Against	Total Abstain
5,970,651	161,163	169,504
Item 5.07. Submission of Matters to a Vote of Security Holders
On May 18, 2010, at the Annual Meeting of Shareholders, the Shareholders of Dearborn Bancorp, Inc. re-elected four directors to serve for a term of three years expiring in 2013. The results of the voting were as follows:

Nominee	Total For	Total Against	Total Abstain
Margaret I Campbell	2,890,605	0	43,947
John E. Demmer	2,763,082	0	171,470
Michael V. Dorian Jr.	2,891,227	0	41,248
Donald G. Karcher	2,895,561	0	38,991
The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any such filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits

(3) (a)	Certificate of Amendment to Articles of Incorporation of Registrant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dearborn Bancorp, Inc. (Registrant)
/s/ Jeffrey L. Karafa
Jeffrey L. Karafa
Treasurer and Chief Financial Officer

Date: May 20, 2010

EXHIBIT INDEX

Exhibit No.	Description
(3) (a)	Certificate of Amendment to Articles of Incorporation of Registrant.